Exhibit 10.27

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. NO SALE OR OTHER TRANSFER OF THIS WARRANT OR ANY SUCH SHARES OF CAPITAL STOCK MAY BE EFFECTED WITHOUT (i) A REGISTRATION STATEMENT RELATED THERETO SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE “BLUE SKY” LAWS, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 4.2 OF THIS WARRANT.

WARRANT TO PURCHASE STOCK

Corporation:	Centagenetix, Inc., a Delaware corporation

Number of Shares:	78,500

Class of Stock:	Series A Preferred

Initial Exercise Price:	$1.00 per share

Issue Date:	April 19, 2002

Expiration Date:	April 19, 2009

THIS WARRANT CERTIFIES THAT, in consideration of the covenants set forth in the Loan and Security Agreement between CENTAGENETIX, INC. (the “Company”) and COMERICA BANK - CALIFORNIA or its assignee (“Holder”) of even date herewith, which constitutes good and valuable consideration the receipt of which is hereby acknowledged, Holder is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of Centagenetix, Inc. (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a certified or official bank check for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the average closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) on such exchange over the five (5) trading days immediately prior to the date upon which Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant in substantially the form of this warrant.

1.6 Fractional Shares. No fractional Shares will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefor based on the fair market value of such Shares as determined in accordance with Section 1.3 hereof.

1.7 Repurchase on Sale, Merger, or Consolidation of the Company.

1.7.1 “Acquisition.” For the purpose of this warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

1.7.2 Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this warrant, then this warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this warrant.

1.7.3 Nonassumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this warrant and Holder has not otherwise exercised this warrant in full, then Holder shall have the option either to (a) deem this warrant to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company; or (b) require the Company to purchase this warrant for cash upon the closing of the Acquisition for an amount per Share equal to two (2) times the Warrant Price.

ARTICLE 2.ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reelassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

2.4 Adjustments for Diluting Issuances. The number of Shares issuable upon conversion of the Shares shall be subject to adjustment, from time to time, in the manner set forth in the Certificate of Incorporation in effect on the Issue Date.

2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, or the number of Shares issuable upon the exercise of this warrant, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price, or the number of Shares issuable upon exercise of this warrant, after giving effect to such adjustment.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company hereby represents and warrants to Holder as follows:

(a) The initial Warrant Price referenced on the first page of this warrant is not greater than the fair market value of the Shares as of the date of this warrant.

(b) All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(c) The Company’s capitalization table attached to this warrant is true and complete as of the Issue Date.

3.2 [Intentionally Omitted]

3.3 Information Rights; Notices. So long as the Holder holds this warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiqués (including consents and information sent to shareholders in connection with any (i) reclassification or recapitalization of common stock; or (ii) merger or consolidation of the Company with or into any other corporation, or in connection with any sale, lease, license, or conveyance of all or substantially all of its assets, or a liquidation, dissolution or winding-up of the Company, and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event) to the shareholders of the Company, (b) upon the request of Holder (which request may not be made more than once each year), annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) upon the request of Holder (which request may not be made more than once each year), the Company’s quarterly, unaudited financial statements; provided, however, that upon the assignment or transfer of this warrant to any party other than an Affiliate (each such assignee or transferee, a “Non-Affiliate Transferee”), the Company’s obligation to deliver such financial statements set forth in subsection (b) or (c) of this Section 3.3 shall cease. The Company may, in its sole discretion, provide such financial statements to any Non-Affiliate Transferee upon such Non-Affiliate Transferee’s written request to the Company. Notwithstanding the foregoing, following the initial public offering of the Company on a public market, and during the continuance of the Company’s registration on a public market, so long as the Holder holds this warrant and/or any of the Shares, the Company shall deliver to the Holder promptly after mailing, copies of all communiques to the shareholders of the Company. For purposes of this

Section 3.3, “Affiliate” means either (A) Comerica Incorporated, or (B) a corporation which owns, or is owned by, or is under common ownership with, Comerica Bank – California, where “own” or” ownership” means direct or indirect ownership of at least fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.

3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the common stock into which the Shares are convertible shall be deemed “Registrable Securities”, and Holder shall be entitled to “piggyback” registration rights as set forth in the Registration Rights Agreement Joinder of even date herewith.

3.5 Rights as Shareholders. No holder of this warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to Holder such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

ARTICLE 4.MISCELLANEOUS.

4.1 Term. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above; provided, however, that if the Company completes its initial public offering within the three-year period immediately prior to the Expiration Date, the Expiration Date shall automatically be extended until the third anniversary of the effective date of the Company’s initial public offering. If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” conversion pursuant to Section 1.2.

4.2 Compliance with Act; Disposition of Warrant or Shares.

4.2.1 Legends; Compliance with Act. Holder, by acceptance hereof, represents, warrants and agrees that this warrant, and the Shares to be issued upon exercise hereof and any common stock issued upon conversion thereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this warrant or any Shares to be issued upon exercise hereof or any shares of common stock issued upon conversion thereof except (i) in accordance with the terms of this warrant; and (ii) under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased (and any shares of common stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters reasonably related thereto as may be reasonably requested by the Company. This warrant and all Shares issued upon exercise of this warrant and all shares of common stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this warrant, Holder specifically represents and warrants to the Company by acceptance of this warrant as follows:

(i) Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this warrant. Holder is acquiring this warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

(ii) Holder understands that this warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.

(iii) Holder further understands that this warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144, promulgated under the Act.

(iv) Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

4.2.2 Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this warrant, any Shares acquired pursuant to the exercise of this warrant, or any shares of common stock acquired upon conversion of the Shares, prior to registration of such warrant or such shares, Holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with (x) a written opinion of such holder’s counsel, or other evidence, reasonably satisfactory to the Company and the Company’s counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this warrant or such Shares or common stock and indicating whether or not under the Act certificates for this warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law, and (y) copies of any documentation necessary to effect any such transfer or disposition. Upon receiving such written notice, documentation and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this warrant or such Shares or Shares of common stock issuable upon conversion thereof, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 4.2.2 that the opinion of counsel for Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A under the Act have been satisfied. Each certificate representing this warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A under the Act) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

4.3 Applicability of Restrictions; Transfer Procedure. Neither any restrictions of any legend described in this warrant nor the requirements of Section 4.2.2 above shall apply to any transfer of, or grant of a security interest in, this warrant (or the Shares obtainable upon exercise thereof) or any part hereof to any affiliates of Holder, including, without limitation, Comerica Incorporated. Subject to the provisions of Section 4.2.2, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that Holder may transfer all or part of this warrant to its affiliates, including, without limitation, Comerica Incorporated, at any time without notice to the Company, and such affiliate shall then be entitled to all the rights of Holder under this warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this warrant is issued in the name of the affiliate that exercises the warrant. In the event of any such transfers (as described in the preceding sentence), the transferee shall, if applicable, on the Company’s request agree in writing to be bound by the terms of this warrant as if an original holder hereof. The terms and conditions of this warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns.

4.4 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at the address set forth below or at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. Holder’s failure to send a copy of any notice or communication to Borrower’s counsel (as set forth below) shall not constitute insufficient notice under this Section 4.4.

All notices to Holder shall be addressed as follows:

Comerica Bank - California

Attn: Warrant Administrator

Technology and Life Sciences Division

P.O. Box 7279

San Francisco, CA 94120-7279

All notices to Company shall be addressed as follows:

Centagenetix, Inc.

Attn: Carl Weissman, President

12 Emily Street

Cambridge, MA 02139

With a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo PC

Attn: Jeffrey M. Wiesen

One Financial Center

Boston, MA 02111

4.5 Waiver. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.6 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.7 Descriptive Headings. The descriptive headings of the various sections of this warrant are inserted for convenience only and do not constitute a part of this warrant. The language in this warrant shall be construed as to its fair meaning without regard to which party drafted this warrant.

4.8 Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and Holder contained herein shall survive the exercise or conversion of this warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and Holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative or until Holder has exercised this warrant in whole.

4.9 Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

CENTAGENETIX, INC.

By:	/s/ Carl Weissman
Name:	Carl Weissman
Title:	Vice-President

Acknowledged and Agreed to:

COMERICA BANK - CALIFORNIA

By	/s/ Illegible
Title	SVP